NEWS RELEASE

EVEREST GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Third Quarter 2025 Results
Annualized Total Shareholder Return of 12.3%
Sharpened focus on core business with renewal rights sale of retail commercial insurance business
Reduced future volatility with $1.2 billion ADC, attaching over strengthened reserve balance
HAMILTON, Bermuda – (BUSINESS WIRE) – October 27, 2025 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its third quarter 2025 results.

Third Quarter 2025 Highlights
•Net income of $255 million, equal to $6.09 per diluted share versus third quarter 2024 net income of $509 million, equal to $11.80 per diluted share
•Net operating income of $316 million, equal to $7.54 per diluted share versus third quarter 2024 net operating income of $630 million, equal to $14.62 per diluted share
•Total Shareholder Return of 12.3% annualized1; Annualized 6.6% Net Income ROE and 8.2% Net Operating Income ROE
•$4.4 billion in gross written premium, a year-over-year decrease of 1.2% for the Group, a decrease of 1.7% for Reinsurance, and an increase of 2.7% for Insurance on a comparable basis; Growth in property and specialty lines across both segments was offset by reductions in certain casualty lines
•Combined ratios of 103.4% for the Group, 87.0% for Reinsurance and 138.1% for Insurance, which includes strengthening of U.S. casualty reserves
•Group attritional combined ratio of 88.8% when excluding the impact of 0.8 points from profit commissions associated with favorable loss development on mortgage business
•Net unfavorable reserve development of approximately $478 million in prior year loss reserves, resulting in a 12.4-point increase on the combined ratio for the Group.
•Pre-tax underwriting income (loss) of ($130) million for the Group, $376 million for Reinsurance, ($357) million for Insurance, and ($149) million for Other
•$50 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums for the Group versus $279 million in Q3 2024
•Net investment income increased to $540 million versus $496 million in the prior year quarter, driven by a larger asset base and strong alternative investment returns.
•Operating cashflow for the quarter of $1.5 billion versus $1.7 billion in Q3 2024

(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

“Everest has taken decisive steps to define its strategic direction and position the company for improved performance. The renewal rights transaction of our retail commercial insurance business and establishment of an adverse development cover are the outcomes of a careful strategic review of the company” said Jim Williamson, Everest President and CEO. “These actions will provide meaningful flexibility to deploy capital toward share repurchases, strategic opportunities, and selective investments in talent, technology, and data that will enhance our competitive edge. The go-forward Everest is a more focused, higher-return enterprise anchored in Reinsurance and Wholesale & Specialty Insurance, built on underwriting excellence, balance sheet strength, and disciplined execution.”

Adverse Development Cover
•Everest entered into an adverse development cover providing $1.2 billion of gross limit, across two layers, supported by Longtail Re.
•The first layer is $700 million, upon which Everest will transfer $1.25 billion of in-the-money reserves in consideration upon closing of the transaction.
•The second layer is $500 million, upon which Everest will pay approximately $122 million of consideration upon closing of the transaction.
•Everest will have a co-participation of $100 million in each layer.
•The ADC covers $5.4 billion of North America Insurance and Other segment liability reserves for accident years 2024 & prior.
•The effective date of the transaction is October 1, 2025.

Agreement to Sell Retail Commercial Insurance Renewal Rights to AIG
•AIG will purchase all the rights to renew Everest’s U.S., U.K., European, and Asia Pacific Commercial Retail Insurance businesses. These businesses collectively total an estimated $2 billion of gross premiums written. We expect the transition process to begin in the fourth quarter of 2025, subject to regulatory approvals applicable for certain regions.
•The transaction will result in meaningful total value to Everest, including the release of significant capital over time.
•Everest expects to take a pre-tax non-operating charge in the range of $250 million to $350 million associated with the transaction, with the charge being recognized over 2025 and 2026.

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Everest Group
Net income (loss)	255	1,145	509	1,966
Net operating income (loss) (2)	316	1,326	630	2,070

Net income (loss) per diluted common share	6.09	27.06	11.80	45.40
Net operating income (loss) per diluted common share (2)	7.54	31.33	14.62	47.79

Net income (loss) return on average equity (annualized)	6.6%	10.1%	13.3%	17.8%
After-tax net operating income (loss) return on average equity (annualized) (2)	8.2%	11.7%	16.4%	18.7%

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Shareholders' Equity and Book Value per Share	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Beginning shareholders' equity	15,019	13,875	14,182	13,202
Net income (loss)	255	1,145	509	1,966
Change - URA(D) of fixed maturity, available for sale securities	165	762	716	503
Dividends to shareholders	(84)	(253)	(86)	(249)
Purchase of treasury shares	—	(400)	(100)	(200)
Other	19	245	114	113
Ending shareholders' equity	15,375	15,375	15,335	15,335

Common shares outstanding		42.0		43.0
Book value per common share outstanding		366.22		356.77
Less: URA(D) of fixed maturity, available for sale securities		(2.07)		(5.11)
Book value per common share outstanding excluding URA(D) (3)		368.29		361.87

Change in BVPS adjusted for dividends		15.2%		19.1%
Total Shareholder Return ("TSR") - Annualized		12.3%		19.4%
Common share dividends paid - last 12 months		8.00		7.50

Notes
(3) Denotes non-GAAP financial measure. A reconciliation to book value per share, the most comparable GAAP measure, is included in the table above. See "Comments on Non-GAAP Financial Measures" for additional information.

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q3	Year to Date
Gross written premium	4,375	13,446	4,425	13,561	(1.1)%	(0.8)%
Net written premium	3,754	11,607	3,805	11,789	(1.3)%	(1.5)%

Loss Ratio:
Current year	59.9%	60.4%	58.0%	58.5%	1.8 pts	1.9 pts
Prior year	12.4%	3.8%	—%	—%	12.4 pts	3.8 pts
Catastrophe	1.3%	5.2%	7.9%	4.9%	(6.6) pts	0.3 pts
Russia/Ukraine war losses	—%	0.8%	—%	—%	— pts	0.8 pts
Total Loss ratio	73.6%	70.1%	66.0%	63.3%	7.6 pts	6.8 pts
Commission and brokerage ratio	23.1%	22.2%	21.1%	21.3%	2.0 pts	0.9 pts
Other underwriting expenses	6.7%	6.4%	6.0%	6.2%	0.7 pts	0.2 pts
Combined ratio	103.4%	98.7%	93.1%	90.8%	10.3 pts	7.9 pts
Attritional combined ratio (4)	89.6%	89.5%	85.8%	86.3%	3.8 pts	3.2 pts

Pre-tax net catastrophe losses (5)	50	542	279	499
Pre-tax net Russia/Ukraine war losses	—	98	—	—
Pre-tax net unfavorable (favorable) prior year reserve development	478	439	—	—

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Reinsurance Segment – Quarterly Highlights
•Gross written premiums decreased 1.7% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $3.2 billion.
•Growth was primarily led by a 10.2% increase in Property Catastrophe XOL and a 24.3% increase in Property Non-Catastrophe XOL, partially offset by a 16.3% decrease in Casualty Pro-Rata and a 10.2% decrease in Casualty XOL, when adjusting for reinstatement premiums.
•Attritional loss ratio increased 60 basis points over last year to 57.5%, while the attritional combined ratio increased 180 basis points to 85.3% versus a year ago, when excluding the impact of 1.1 points from profit commissions associated with favorable loss reserve development on mortgage business for the quarter ended September 30, 20254
•Net favorable prior year development of $29 million, driven by well-seasoned attritional property and mortgage reserves
•Pre-tax catastrophe losses were $45 million net of estimated recoveries and reinstatement premiums, driven primarily by a number of mid-sized events globally. Pre-tax catastrophe losses were $239 million net of estimated recoveries and reinstatement premiums in the prior-year quarter.
•Risk-adjusted returns remain attractive, particularly in property and specialty lines.

Underwriting information - Reinsurance segment	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q3	Year to Date
Gross written premium	3,206	9,668	3,265	9,650	(1.8)%	0.2%
Net written premium	2,885	8,773	2,975	8,950	(3.0)%	(2.0)%

Loss Ratio:
Current year	57.5%	57.4%	56.3%	56.7%	1.2 pts	0.7 pts
Prior year	(1.0)%	(0.8)%	—%	—%	(1.0) pts	(0.8) pts
Catastrophe	1.6%	6.4%	9.1%	5.8%	(7.5) pts	0.7 pts
Russia/Ukraine war losses	—%	1.1%	—%	—%	— pts	1.1 pts
Total Loss ratio	58.0%	64.2%	65.4%	62.5%	(7.4) pts	1.7 pts
Commission and brokerage ratio	26.4%	25.2%	23.9%	24.4%	2.5 pts	0.8 pts
Other underwriting expenses	2.6%	2.5%	2.5%	2.6%	0.1 pts	— pts
Combined ratio	87.0%	91.9%	91.8%	89.4%	(4.8) pts	2.5 pts
Attritional combined ratio (4)	86.4%	85.9%	83.5%	84.1%	2.9 pts	1.8 pts

Pre-tax net catastrophe losses (5)	45	507	239	439
Pre-tax net Russia/Ukraine war losses	—	98	—	—
Pre-tax net prior year reserve development	(29)	(68)	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Insurance Segment – Quarterly Highlights
•Gross written premiums increased 2.7% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $1.1 billion as we continued to strategically shape the portfolio. We executed on our strategy to improve the business mix and portfolio quality of our North American business, while our International business continued its strong growth trajectory.
•Everest Insurance grew by 46.4% in Accident and Health and 15.8% in Other Specialty. Growth was partially offset by decreases of 15.8% in Specialty Casualty, primarily reflecting the execution of our 1-Renewal Strategy focused on U.S. casualty lines, and 13.6% in Workers' Compensation.
•Strengthened prior year U.S. casualty reserves by $361 million in the quarter, primarily focused on accident years 2022 to 2024. The reserve strengthening was driven by elevated loss experience in excess casualty and U.S. liability lines.
•Pre-tax catastrophe losses were $5 million, net of estimated recoveries and reinstatement premiums, a decrease versus the prior year quarter.

Underwriting information - Insurance segment	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q3	Year to Date
Gross written premium	1,147	3,706	1,110	3,728	3.4%	(0.6)%
Net written premium	848	2,767	789	2,694	7.5%	2.7%

Loss Ratio:
Current year	67.1%	68.3%	62.9%	62.9%	4.2 pts	5.4 pts
Prior year	38.5%	13.0%	—%	—%	38.5 pts	13.0 pts
Catastrophe	0.5%	0.9%	4.5%	2.2%	(4.0) pts	(1.3) pts
Russia/Ukraine war losses	—%	—%	—%	—%	— pts	— pts
Total Loss ratio	106.1%	82.2%	67.4%	65.1%	38.7 pts	17.1 pts
Commission and brokerage ratio	12.9%	12.8%	12.3%	12.1%	0.7 pts	0.7 pts
Other underwriting expenses	19.0%	18.7%	17.2%	16.9%	1.8 pts	1.7 pts
Combined ratio	138.1%	113.7%	96.9%	94.2%	41.2 pts	19.5 pts
Attritional combined ratio (4)	98.9%	99.6%	92.0%	91.8%	6.9 pts	7.8 pts

Pre-tax net catastrophe losses (5)	5	25	40	60
Pre-tax net Russia/Ukraine war losses	—	—	—	—
Pre-tax net prior year reserve development	361	361	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Other Segment
•Gross written premiums reflect a limited number of renewed and new policies written on the Company's paper by the purchaser of the sports and leisure business, for a finite period post-closing.
•Unfavorable development in our Other segment amounted to $146 million for the quarter, driven by U.S. casualty lines, primarily from our sports and leisure business.

Underwriting information - Other segment	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for percentages	2025	2025	2024	2024
Gross written premium	22	72	50	183
Net written premium	21	68	41	145

Net premiums earned	24	92	50	154

Incurred losses and LAE
Current year	17	94	37	122
Prior year	146	146	—	—
Catastrophes	—	10	—	—
Russia/Ukraine war losses	—	—	—	—
Total incurred losses and LAE	163	250	37	122
Commission, brokerage, taxes and fees	6	16	5	19
Other underwriting expenses	5	11	8	24

Underwriting income (loss)	(149)	(185)	(1)	(11)

Investments and Shareholders’ Equity as of September 30, 2025
•Total invested assets and cash of $45.8 billion versus $41.5 billion on December 31, 2024
•Shareholders’ equity of $15.4 billion vs. $13.9 billion on December 31, 2024, including $87 million of unrealized net losses on fixed maturity, available for sale securities
•Shareholders’ equity excluding unrealized gains (losses) on fixed maturity, available for sale securities of $15.5 billion versus $14.7 billion on December 31, 2024
•Book value per share of $366.22 versus $322.97 at December 31, 2024
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $368.29 versus $342.74 at December 31, 2024
•There were not any common share repurchases during the quarter.
•Common share dividends declared and paid in the quarter of $2.00 per common share equal to $83.7 million

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, our ability to execute divestitures, obtain regulatory approvals and effectuate strategic transactions, including the sale of our retail commercial insurance business, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory and legal uncertainties and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on Tuesday October 28, 2025. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the

“Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________
Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measures is included below.
After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$316	$7.54	$630	$14.62	$1,326	$31.33	$2,070	$47.79
After-tax net gains (losses) on investments	(37)	(0.87)	(25)	(0.57)	(46)	(1.09)	(44)	(1.02)
After-tax net foreign exchange income (expense)	(24)	(0.58)	(97)	(2.24)	(135)	(3.18)	(60)	(1.38)

Net income (loss)	$255	$6.09	$509	$11.80	$1,145	$27.06	$1,966	$45.40

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended September 30,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Loss ratio	58.0%	106.1%	73.6%	65.4%	67.4%	66.0%
Adjustment for catastrophe losses	(1.6)%	(0.5)%	(1.3)%	(9.1)%	(4.5)%	(7.9)%
Adjustment for reinstatement premiums	—%	—%	—%	0.6%	—%	0.5%
Adjustment for prior year development (6)	1.0%	(38.5)%	(12.4)%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.1)%	—%	—%	(0.2)%	(0.1)%
Attritional loss ratio	57.5%	67.0%	59.9%	56.9%	62.7%	58.5%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended September 30,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	87.0%	138.1%	103.4%	91.8%	96.9%	93.1%
Adjustment for catastrophe losses	(1.6)%	(0.5)%	(1.3)%	(9.1)%	(4.5)%	(7.9)%
Adjustment for reinstatement premiums	—%	—%	—%	0.9%	—%	0.7%
Adjustment for prior year development (6)	1.0%	(38.5)%	(12.4)%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.1)%	—%	—%	(0.4)%	(0.1)%
Attritional combined ratio	86.4%	98.9%	89.6%	83.5%	92.0%	85.8%
Adjustment for profit commission	(1.1)%	—%	(0.8)%	—%	—%	—%
Attritional combined ratio excluding profit commission	85.3%	98.9%	88.8%	83.5%	92.0%	85.8%

(Some amounts may not reconcile due to rounding.)

	Nine Months Ended September 30,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	91.9%	113.7%	98.7%	89.4%	94.2%	90.8%
Adjustment for catastrophe losses	(6.4)%	(0.9)%	(5.2)%	(5.8)%	(2.2)%	(4.9)%
Adjustment for reinstatement premiums	0.6%	—%	0.5%	0.5%	—%	0.4%
Adjustment for prior year development (6)	0.8%	(13.0)%	(3.8)%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	(1.1)%	—%	(0.8)%	—%	—%	—%
Adjustment for other items	0.1%	(0.2)%	0.1%	—%	(0.1)%	—%
Attritional combined ratio	85.9%	99.6%	89.5%	84.1%	91.8%	86.3%
Adjustment for profit commission	(0.4)%	—%	(0.3)%	—%	—%	—%
Attritional combined ratio excluding profit commission	85.5%	99.6%	89.2%	84.1%	91.8%	86.3%

(Some amounts may not reconcile due to rounding.)

Notes
(6) Prior-year development includes the impact of COVID-19 losses.

Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	September 30, 2025	September 30, 2024	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$4,375	$4,425	(1.1)%
Adjustment for gross CAT reinstatement premiums	(3)	(33)	0.7%
Adjustment for foreign exchange effect	—	35	(0.8)%
Group (comparable basis)	$4,372	$4,427	(1.2)%

Reinsurance	$3,206	$3,265	(1.8)%
Adjustment for gross CAT reinstatement premiums	(3)	(33)	0.9%
Adjustment for foreign exchange effect	—	28	(0.8)%
Reinsurance (comparable basis)	$3,203	$3,260	(1.7)%

Insurance	$1,147	$1,110	3.4%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	7	(0.6)%
Insurance (comparable basis)	$1,147	$1,117	2.7%

Other	$22	$50	(55.9)%
Other (comparable basis)	$22	$50	(55.9)%
(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating Income ROE (also referred to as operating ROE) is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$15,019	$14,182	$13,875	$13,202
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	252	936	849	723
Adjusted beginning of period shareholders' equity	$15,272	$15,118	$14,724	$13,925

End of period shareholders' equity	$15,375	$15,335	$15,375	$15,335
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	87	220	87	220
Adjusted end of period shareholders' equity	$15,462	$15,555	$15,462	$15,555

Average adjusted shareholders' equity	$15,367	$15,336	$15,093	$14,740

After-tax net operating income (loss)	$316	$630	$1,326	$2,070
After-tax net gains (losses) on investments	(37)	(25)	(46)	(44)
After-tax foreign exchange income (expense)	(24)	(97)	(135)	(60)
Net income (loss)	$255	$509	$1,145	$1,966

Return on equity (annualized)
After-tax net operating income (loss)	8.2%	16.4%	11.7%	18.7%
After-tax net gains (losses) on investments	(1.0)%	(0.6)%	(0.4)%	(0.4)%
After-tax foreign exchange income (expense)	(0.6)%	(2.5)%	(1.2)%	(0.5)%
Net income (loss)	6.6%	13.3%	10.1%	17.8%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	September 30, 2025				September 30, 2024

	(unaudited)

	Reinsurance	Insurance	Other	Consolidated Group	Reinsurance	Insurance	Other	Consolidated Group
Net premiums earned	$2,892	$939	$24	$3,855	$2,970	$898	$50	$3,918
Less: Incurred losses and LAE	1,678	996	163	2,837	1,942	605	37	2,584
Less: Commission, brokerage, taxes and fees	764	121	6	890	710	110	5	826
Less: Other underwriting expenses	74	178	5	258	73	154	8	236
Underwriting income (loss)	$376	$(357)	$(149)	$(130)	$245	$28	$(1)	$272

Net investment income				540				496
Net gains (losses) on investments				(47)				(27)
Corporate expenses				(27)				(25)
Interest, fee and bond issue cost amortization expense				(38)				(38)
Other income (expense)				(29)				(102)
Income tax benefit (expense)				(14)				(68)
Net income (loss)				$255				$509

(Some amounts may not reconcile due to rounding.)
Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of U.S. dollars, except per share amounts)	2025	2024	2025	2024
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,855	$3,918	$11,698	$11,262
Net investment income	540	496	1,563	1,481
Net gains (losses) on investments	(47)	(27)	(59)	(50)
Other income (expense)	(29)	(102)	(129)	(48)
Total revenues	4,319	4,285	13,073	12,645

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,837	2,584	8,203	7,132
Commission, brokerage, taxes and fees	890	826	2,595	2,398
Other underwriting expenses	258	236	750	694
Corporate expenses	27	25	79	69
Interest, fees and bond issue cost amortization expense	38	38	114	112
Total claims and expenses	4,050	3,708	11,740	10,404

INCOME (LOSS) BEFORE TAXES	269	577	1,332	2,241
Income tax expense (benefit)	14	68	187	275

NET INCOME (LOSS)	$255	$509	$1,145	$1,966

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	129	704	714	477
Reclassification adjustment for realized losses (gains) included in net income (loss)	37	30	48	44
Total URA(D) of securities arising during the period	165	734	762	521

Foreign currency translation and other adjustments	1	83	230	45

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—	(8)	24
Total benefit plan net gain (loss) for the period	—	—	(8)	24
Total other comprehensive income (loss), net of tax	167	816	984	590

COMPREHENSIVE INCOME (LOSS)	$422	$1,325	$2,129	$2,556

EARNINGS PER COMMON SHARE:
Basic	$6.09	$11.80	$27.06	$45.40
Diluted	6.09	11.80	27.06	45.40

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In millions of U.S. dollars, except par value per share)	2025	2024
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2025, $34,049; 2024, $29,934, credit allowances: 2025, $(51); 2024, $(36))	$33,912	$28,908
Fixed maturities - held to maturity, at amortized cost
(fair value: 2025, $613; 2024, $759, net of credit allowances: 2025, $(6); 2024, $(8))	604	757
Equity securities, at fair value	177	217
Other invested assets	5,709	5,392
Short-term investments	3,890	4,707
Cash	1,539	1,549
Total investments and cash	45,831	41,531
Accrued investment income	421	368
Premiums receivable (net of credit allowances: 2025, $(68); 2024, $(54))	6,017	5,378
Reinsurance paid loss recoverables (net of credit allowances: 2025, $(48); 2024, $(41))	378	207
Reinsurance unpaid loss recoverables	3,511	2,915
Funds held by reinsureds	1,256	1,218
Deferred acquisition costs	1,542	1,461
Prepaid reinsurance premiums	926	869
Income tax asset, net	1,009	1,223
Other assets (net of credit allowances: 2025, $(10); 2024, $(9))	1,348	1,171
TOTAL ASSETS	$62,240	$56,341

LIABILITIES:
Reserve for losses and loss adjustment expenses	33,742	29,889
Unearned premium reserve	7,489	7,324
Funds held under reinsurance treaties	16	27
Amounts due to reinsurers	1,084	701
Losses in course of payment	228	241
Senior notes	2,351	2,350
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	43	22
Unsettled securities payable	17	84
Other liabilities	658	590
Total liabilities	46,864	42,466

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; 74.4 (2025) and 74.3 (2024)
outstanding before treasury shares	1	1
Additional paid-in capital	3,835	3,812
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(43) at 2025 and $(177) at 2024	(154)	(1,138)
Treasury shares, at cost; 32.5 shares (2025) and 31.3 shares (2024)	(4,508)	(4,108)
Retained earnings	16,202	15,309
Total shareholders' equity	15,375	13,875
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$62,240	$56,341

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(In millions of U.S. dollars)	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,145	$1,966
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(417)	(529)
Decrease (increase) in funds held by reinsureds, net	(43)	(99)
Decrease (increase) in reinsurance recoverables	(266)	(112)
Decrease (increase) in income taxes	80	(65)
Decrease (increase) in prepaid reinsurance premiums	77	(201)
Increase (decrease) in reserve for losses and loss adjustment expenses	3,086	2,605
Increase (decrease) in unearned premiums	(48)	767
Increase (decrease) in amounts due to reinsurers	213	278
Increase (decrease) in losses in course of payment	(23)	86
Change in equity adjustments in limited partnerships	(242)	(236)
Distribution of limited partnership income	128	106
Change in other assets and liabilities, net	(204)	(376)
Non-cash compensation expense	43	49
Amortization of bond premium (accrual of bond discount)	(122)	(113)
Net (gains) losses on investments	59	50
Net cash provided by (used in) operating activities	3,466	4,177

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	3,376	2,692
Proceeds from fixed maturities sold - available for sale	933	4,322
Proceeds from fixed maturities matured/called/repaid - held to maturity	156	129
Proceeds from fixed maturities sold - held to maturity	10	—
Proceeds from equity securities sold	55	15
Distributions from other invested assets	266	289
Cost of fixed maturities acquired - available for sale	(8,021)	(9,069)
Cost of fixed maturities acquired - held to maturity	(6)	(46)
Cost of equity securities acquired	(2)	(35)
Cost of other invested assets acquired	(406)	(438)
Net change in short-term investments	945	(1,724)
Net change in unsettled securities transactions	(66)	321
Net cash provided by (used in) investing activities	(2,759)	(3,545)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(19)	(23)
Purchase of treasury shares	(400)	(200)
Dividends paid to shareholders	(253)	(249)
Cost of shares withheld on settlements of share-based compensation awards	(20)	(23)
Net cash provided by (used in) financing activities	(693)	(495)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(24)	25

Net increase (decrease) in cash	(10)	162
Cash, beginning of period	1,549	1,437
Cash, end of period	$1,539	$1,599

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$98	$340
Interest paid	91	90

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	$8	$23